Annaly Capital Management, Inc. Expands Board with Election of Manon Laroche and Scott Wede

NEW YORK -- (September 7, 2023) -- Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that the Board of Directors of the Company (the “Board”) has elected Manon Laroche, former Head of Global Spread Products Securitized Sales, North America at Citigroup, and Scott Wede, former Global Head of Securitized Products and Municipal Finance at Barclays Capital, as independent members of the Board, effective October 1, 2023. Following their appointment, Annaly’s Board will be comprised of twelve members, ten of whom are independent and six of whom identify as women and/or racially/ethnically diverse.

“We are excited to welcome both Manon and Scott to our Board of Directors and look forward to benefiting from their deep experience in financial markets and securitized products,” said Michael Haylon, Chair of Annaly’s Board of Directors. “The expansion of our Board reflects Annaly’s commitment to bringing a diverse range of backgrounds and perspectives to strengthen our industry leading corporate governance and enhance the execution of our strategic initiatives as we continue to expand our housing finance footprint.”

Ms. Laroche served as Managing Director, Head of Global Spread Products Securitized Sales, North America at Citigroup, a global financial services company, from 2018 to February 2023. Prior to this, Ms. Laroche served as Head of Global Securitized Markets Sales, New York beginning in 2012. From 2002 to 2012, Ms. Laroche served as a Managing Director in Global Securitized Markets Sales at Citigroup. Ms. Laroche received a B.S. in Applied Math and Economics from Brown University.

Mr. Wede served as the Global Head of Securitized Products and Municipal Finance at Barclays Capital from 2004 to 2015. More recently, Mr. Wede served as the President and Chief Financial Officer of Conventus Holdings Corp., a provider of business purpose loans, from January 2022 to April 2022. Mr. Wede has served as a member of the Board of Directors of Rapid Applications Group LLC since 2016 and MPOWER Financing since 2021. He has served as an Advisory Board member of INFLO since 2020. Mr. Wede received a B.S. in Business Administration from Creighton University.

Ms. Laroche and Mr. Wede will stand for re-election to the Board at the Company’s 2024 Annual Meeting of Stockholders for a term of one year. Ms. Laroche has been appointed to the Board’s Corporate Responsibility and Risk Committees. Mr. Wede has been appointed to the Board’s Audit and Risk Committees.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our mortgage servicing rights business; credit risks related to our investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

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